Exhibit 10.2

SERVICES CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”), is made effective as of the day written below (the “Effective Date”), by and between Sycamore Networks, Inc., having a principal place of business 220 Mill Road, Chelmsford, MA 01824-4111 (“Sycamore”), and Paul F. Brauneis, an individual residing at 43 Pickman Drive, Bedford, MA 01730 (“Consultant”).

Recitals

(a)	Consultant is in the business of providing the types of services described in Exhibit A that is attached hereto and incorporated herein.

(b)	Sycamore may desire, at its option and from time to time, to avail itself of the services and expertise of Consultant, and Consultant may agree to provide its services to Sycamore under the following terms.

Now therefore, in consideration of their mutual promises and obligations contained in this Agreement, Sycamore and Consultant agree as follows:

1.	Term and Termination

1.1	Term. This Agreement will become effective on the Effective Date and may be terminated by either party at any time as provided in Section 10 below, and any SOW may be extended or terminated as provided in the SOW or Section 3.3 below.

2.	Independent Contractors

2.1	Relationship. At all times Consultant shall be an independent contractor and not an employee, agent, joint venturer, or partner of Sycamore. This Agreement is non-exclusive; during the term hereof, Consultant retains the right to provide its services to others, and Sycamore retains the right to cause work similar to or different from the Services to be provided under this Agreement to be performed by any other person or entity. Nothing in this Agreement shall be construed or interpreted as creating or establishing the relationship of employer between Sycamore and Consultant. Consultant acknowledges that Consultant will not be entitled to any employee benefits from Sycamore in respect of the provision of the Services.

CONFIDENTIAL AND PROPRIETARY INFORMATION OF

SYCAMORE NETWORKS, INC.

Rev. 04.25.05

3.	Services to be Performed

3.1	Statements of Work. All work to be performed under this Agreement (the “Work” or “Services”) shall be documented in a Statement of Work complying with the requirements of this Section and the form attached as Exhibit A (a “SOW”). No Services may be provided by Consultant hereunder, and Sycamore shall not be liable to pay for any Services provided by Consultant, unless and until a SOW is signed by authorized representatives of both parties. Each SOW shall set forth, at a minimum, the following information:

(i)	a description of the Work to be done;

(ii)	the duration of Consultant’s assignment; and

(iv)	the fees for the Work to be performed, whether estimated or fixed, and specifying any applicable limits on total payment.

3.2	Modification of SOW. Modifications to existing SOWs may only be accomplished by a written amendment to such SOW signed by both parties.

3.3	Termination of SOW. Sycamore may, at its sole option, terminate any SOW, or any portion thereof, upon written notice, with no liability to Consultant except the obligation to pay Consultant for all Services performed through the termination date, less any expenses which Consultant may then owe to Sycamore.

4.	Performance of Services

4.1	Quality of Work. Consultant shall perform the Services with the care, skill and diligence in accordance with the applicable professional standards then currently recognized by Consultant’s profession. Consultant shall comply with all applicable federal, state, and local laws, ordinances, codes and regulations in the performance of the Services.

4.2	Means of Performing Services. When on Sycamore premises, Consultant shall at all times observe Sycamore’s security, safety, sexual harassment, employment discrimination, code of conduct, acceptable use, insider trading and other policies. Upon request, Consultant shall certify to Sycamore in writing their compliance with those policies in a format provided by or acceptable to Sycamore. When on the premises of a customer of Sycamore’s (a “Sycamore Customer”), Consultant shall at all times observe the Sycamore Customer’s security and safety policies.

5.	Compensation

5.1	Fees. The applicable schedule of fees for Work performed by Consultant shall be set forth as part of each SOW. Sycamore will not withhold taxes on the fees and Consultant shall be solely responsible for all taxes due in respect of the fees.

5.3

Expenses. Except as otherwise agreed in the applicable SOW, Sycamore agrees to reimburse Consultant for reasonable travel and meal expenses associated with business travel undertaken by Consultant at the request of Sycamore in connection with the performance of the Services, which expenses are: (i) in accordance with Sycamore’s standard expense policies; and (ii) which Sycamore has approved in advance. Consultant must maintain adequate records of those expenses, if any, which Sycamore agrees to reimburse. No expenses will be paid for travel to and from Sycamore’s Chelmsford office to Consultant’s residence.

6.	Intellectual Property Rights

6.1	Confidentiality. Consultant shall maintain in strict confidence all information of a confidential or proprietary nature (the “Proprietary Information”) that Consultant receives or acquires in connection with the Services. Consultant agrees that it shall use such Proprietary Information only for the purposes of performing its obligations under this Agreement, and that it shall disclose such Proprietary Information only to its personnel who have a need to know such Proprietary Information for the purposes of this Agreement. Proprietary Information shall not include: (i) information generally available to the public; (ii) information released by Sycamore generally without restriction; (iii) information independently developed or acquired by Consultant without reliance on or reference to, in any way, protected information of Sycamore; or (iv) information which Sycamore previously agreed in writing could be used and disclosed by the Consultant or its personnel without restriction.

6.2	Ownership of Work Product. All copyrights, patents, trade secrets, and other intellectual property rights associated with any and all ideas, concepts, discoveries, techniques, designs, inventions, processes, procedures, formulas, methods, software or other works of authorship developed or created by Consultant during the course of performing Services (collectively, the “Work Product”) shall belong exclusively to Sycamore and shall, to the extent possible, be considered a work made for hire for Sycamore within the meaning of the US Copyright Act and any other applicable law. Consultant automatically assigns at the time of creation of the Work Product without any requirement of further consideration, all rights, title, and interest Consultant may have in such Work Product, including any copyrights and other intellectual property rights pertaining to such works. Consultant agrees to execute upon Sycamore’s request a signed transfer of Inventions or copyrights therein to Sycamore in the form attached to this Agreement as Exhibit C for all Inventions subject to copyright protection that result from Consultant’s work for Sycamore under this Agreement. Upon Sycamore’s request, Consultant shall take such further actions, and shall cause its personnel (if any) to take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

6.3	Residual Rights of Personnel. Consultant shall be free to use and employ all general skills, know-how, and expertise, and to use, disclose, and employ any generalized ideas, concepts, know-how, methods, techniques, or skills gained or learned during the course of any assignment, so long as such information is acquired or applied without disclosure of any of Sycamore’s Proprietary Information, and without any unauthorized use or disclosure of any Work Product.

7.	Warranty

7.1	Warranty. Consultant warrants that the Services shall be performed in a good and workmanlike manner.

7.2	No Conflict of Interest. Consultant agrees during the term of this Agreement not to accept work or enter into a contract or accept an obligation that would cause Consultant to not perform Consultant’s obligations under this Agreement or the scope of services for Sycamore or that would cause a breach of this Agreement.

Consultant warrants that to the best of his knowledge, there is no other contract or duty on his part now in existence inconsistent with this Agreement, unless a copy of such contract or a description of such duty is attached to this Agreement as Exhibit B.

8.	General Indemnity

8.1	Indemnity. Consultant agrees to defend, indemnify, and hold Sycamore harmless as well as Sycamore’s officers, directors, employees, agents and the administrators of Sycamore’s benefit plans from and against any claims, liabilities, or expenses relating to or arising under the performance of Work under this Agreement and caused by the negligent or willful acts or omissions of Consultant, provided that Consultant shall not be liable for any claims, liabilities or expenses, or any portion thereof, which are caused solely by the negligent or willful acts or omissions of Sycamore. This indemnity is conditioned upon the following: (i) Sycamore shall promptly notify Consultant of each such claim when and as it comes to Sycamore’s attention; (ii) Sycamore shall cooperate with Consultant in the defense and resolution of such claim; and (iii) Sycamore shall not settle or otherwise dispose of such claim without Consultant’s prior written consent, which consent shall not be unreasonably withheld.

9.	Limitation of Liability

9.1	Limitation. IN NO EVENT SHALL CONSULTANT OR SYCAMORE BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR INDIRECT DAMAGES, REGARDLESS OF WHETHER IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT FOR ANY BREACH BY CONSULTANT OF ANY OF THE PROVISIONS OF SECTIONS 6.1 AND 6.2 HEREOF, OR FOR ANY CLAIM BY SYCAMORE UNDER SECTION 8.1 HEREOF.

10.	Termination

10.1	Termination. Either party shall have the right to terminate this Agreement, with or without cause, upon thirty (30) days written notice to the other. All sums owed by either party to the other shall become due and payable upon termination, and neither party will be liable to the other or to any other person because of termination of this Agreement. Notwithstanding the foregoing, however, this Agreement shall remain in effect in any event for as long as Services are due under a SOW executed prior to the termination hereof.

10.2	Survival. Except for obligations that by their sense and context are intended to survive the performance hereof by either or both parties, including but not limited to Section 6 (“Intellectual Property Rights”) which shall survive completion, performance, termination or expiration of this Agreement, neither party shall have any further obligation to the other after termination, provided that neither Sycamore nor Consultant shall waive the right to obtain any amounts due to them for Services rendered prior to termination, or for refund of pre-paid Service charges, as the case may be.

10.3	Cooperation. Upon the earlier of an issuance of a notice of termination or the date of termination of this Agreement, the parties shall cooperate with each other in good faith to finalize their business relationship under this Agreement.

11.	General Provisions

11.1	Governing Law. This Agreement will be governed and construed in accordance with the laws of the Commonwealth of Massachusetts (exclusive of its conflict of laws provisions) as applied to transactions taking place wholly within Massachusetts between Massachusetts residents.

11.2	Notices. All notices and other communications pertaining to this Agreement shall be in writing, shall be addressed as shown on the first page, and shall be deemed to have been given by a party hereto if: (i) personally delivered; (ii) sent by certified first class mail, return receipt requested; (iii) sent by facsimile device with confirmation of receipt and with a copy simultaneously sent by certified first class mail, return receipt requested; or (iv) sent by commercial overnight courier with written verification of receipt. A notice sent by certified mail shall be deemed to be given on the fifth business day after the mailing date; all other notices shall be deemed given on the date received. Either party may change its address from time to time by giving notice to that effect as provided herein.

11.3	Assignment. Neither this Agreement nor any of the rights or obligations of Consultant arising under this Agreement may be assigned or transferred without Sycamore’s prior written consent.

11.4	Execution, Counterparts, Severability and Headings. This Agreement shall not be binding upon Sycamore until it has been executed by a duly authorized headquarters’ representative of Sycamore. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement In the event that any provision contained in this Agreement should be held to be unenforceable, such unenforceability shall not affect any of the other provisions herein. The section and paragraph headings are contained herein for ease of use, and are not intended to either broaden or limit the scope of the terms hereof.

11.5	Legal Fees. If any proceeding arises between the parties with respect to a dispute to the terms in this Agreement, the prevailing party in such proceeding shall be entitled to receive its reasonable attorney’ fees, expert witness fees and out-of-pocket costs incurred in connection with such proceeding, in addition to any relief it may be awarded.

11.6	Entire Agreement. This Agreement with all SOWs is intended to be the sole and complete statement of the obligations of the parties as to the Work to be performed and supersedes all previous understandings, negotiations and proposals, and may not be altered, amended or modified, except in writing, signed by the duly authorized representatives of the parties.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the effective date written below.

SYCAMORE NETWORKS, INC.	CONSULTANT/Paul F. Brauneis

/s/ Alan Cormier	/s/ Paul F. Brauneis
Authorized Signature	Authorized Signature

Alan Cormier	Paul F. Brauneis
Name	Name

General Counsel	N/A
Title	Title

March 29, 2013	March 29, 2013
Effective Date	Date

EXHIBIT A

Form of Statement of Work

to Sycamore Networks, Inc. Services Consulting Agreement

This Statement of Work shall be governed by the terms of a Services Consulting Agreement entered into between Sycamore Networks, Inc. and Consultant and effective as of the Effective Date set forth below.

1.	Name of Consultant: Paul F. Brauneis

2.	Description of Services to be Performed: To assist in the disposition of certain Sycamore assets and provide certain other services on an as-needed basis, as requested and directed by Sycamore from time to time.

3.	Names of Persons to Perform the Services: Paul F. Brauneis

4.	Location of Performance of Services: Sycamore’s offices located at 220 Mill Road, Chelmsford, MA, Paul Brauneis’s residence, or as otherwise directed by Sycamore.

5.	Dates Services to be Performed: 4/2/13 to 05/1/13, with a mutual option to renew for additional one (1) month terms at the rates set forth below, but subject to early termination in accordance with the terms of the Services Consulting Agreement.

6.	Fees to be Paid for the Services: For the period 4/2/13 to 5/1/13, Sycamore will pay consultant $10,000. Thereafter, in the event Sycamore and Mr. Brauneis decide Consultant shall be retained for one or more additional monthly terms, Sycamore will pay Consultant $5,000 per month.

SYCAMORE NETWORKS, INC.	CONSULTANT/ Paul F. Brauneis

/s/ Alan Cormier	/s/ Paul F. Brauneis
Authorized Signature	Authorized Signature

Alan Cormier	Paul F. Brauneis
Name	Name

General Counsel	N/A
Title	Title

March 29, 2013	March 29, 2013
Effective Date	Date

EXHIBIT B

CONFLICT OF INTEREST DISCLOSURE

None.

EXHIBIT C

ASSIGNMENT OF INVENTION AND COPYRIGHT

None.